Exhibit 5



                         KENNEDY, BARIS & LUNDY, L.L.P.
                                ATTORNEYS AT LAW
                                   SUITE P-15
                               4701 SANGAMORE ROAD
   TEXAS OFFICE:                BETHESDA, MD 20816      WASHINGTON DC OFFICE:
     SUITE 2550                  (301) 229-3400              SUITE 320
112 EAST PECAN STREET          FAX: (301) 229-2443    1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205                                   WASHINGTON, DC 20036
   (210) 228-9500                                          (202) 835-0313
 FAX: (210) 228-0781                                     FAX: (202) 835-0319

                                  June 16, 2003

Board of Directors
Eagle Bancorp, Inc.
7815 Woodmont Avenue
Bethesda, Maryland 20814

         Re:  Registration Statement on Form S-2

Gentlemen:

         As counsel to Eagle Bancorp, Inc. (the "Company") we have participated in the preparation of the Company's Registration Statement on Form S-2 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed offering, through the efforts of certain directors and officers of the Company, with the assistance of Friedman, Billings, Ramsey & Co., Inc. of up to 1,306,122 shares of the Company's common stock (the "Shares").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when sold in the manner set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the common stock of the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."




                                             Sincerely,





                                             /s/  Kennedy, Baris & Lundy, L.L.P.